Broadridge Corporate Issuer Solutions

ELECTION FORM AND LETTER OF TRANSMITTAL

(855) 793-5075 (toll free)
www.shareholder.broadridge.com

WHERE TO FORWARD YOUR TRANSMITTAL

The method of delivery of certificate(s) and all other required documents is at the election and risk of the owner. If you elect to send them by mail, it is recommended that you send them by certified or registered mail with return receipt requested. Delivery will be deemed effective only when received by Broadridge.

By hand or overnight courier: Broadridge, Inc., Attn: BCIS IWS, 51 Mercedes Way, Edgewood, NY 11717

By mail:* Broadridge, Inc., Attn: BCIS Re-Organization Dept., P.O. Box 1317, Brentwood, NY 11717-0693

*** If your chosen delivery method is USPS Priority Mail or USPS Registered Mail, you must utilize the overnight courier address.**

COMPANY NAME: MARTHA STEWART LIVING OMNIMEDIA, INC.

CERTIFICATE INFORMATION:

❶ Certificate No.	Shares	Certificate No.	Shares

Shares from other certificates held:

❷	
Certificated shares:	
Book-Entry shares:	
Plan shares:	
Total shares:	

M96495-TBD

❸ **ELECTION OPTIONS** (MARK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR NO BOX IS CHECKED, YOUR SHARES WILL NOT BE PROPERLY TENDERED.)
EXPIRATION [ ] EASTERN TIME ON [ ], [ ], 2015

☐	ALL STOCK ELECTION	Exchange all shares of Martha Stewart Living Omnimedia, Inc. ("MSO") common stock for shares of Singer Madeline Holdings, Inc. common stock plus cash in lieu of any fractional shares ("Stock Election")
☐	ALL CASH ELECTION	Exchange all shares of MSO common stock for cash ($6.15 per share) ("Cash Election")
☐	COMBINATION	Exchange ___________shares of MSO common stock for TopCo common stock and the remainder in cash ("Combination Election")
☐	NO ELECTION	No preference with respect to the receipt of either surviving corporation common stock or cash

Important: If you do not select an option or select more than one, it will be assumed that you have no preference as to these shares and the shares shall be designated no election shares. In addition, your election is subject to certain limits and allocation procedures set forth in the merger agreement.

MERGER ELECTION

INSTRUCTIONS FOR COMPLETING ELECTION FORM AND LETTER OF TRANSMITTAL.

IF YOU NOW RESIDE AT A DIFFERENT ADDRESS FROM THE ADDRESS TO WHICH THIS DOCUMENT WAS MAILED, PLEASE FILL OUT BOX 7, AND CHECK OFF THE BOX INDICATING A PERMANENT ADDRESS CHANGE. NO MEDALLION GUARANTEE WILL BE REQUIRED.

❶ PLEASE INDICATE IN THIS SECTION THE CERTIFICATE NUMBERS AND RESPECTIVE AMOUNT OF SHARES THAT ARE IN YOUR POSSESSION. IF YOU ARE NOT IN POSSESSION OF SOME OR ALL OF YOUR STOCK CERTIFICATES, YOU MUST WRITE BROADRIDGE AT THE ADDRESS ON THE LETTER OF TRANSMITTAL. YOU WILL BE REQUIRED TO SUBMIT THE NECESSARY FORMS AND CHECK FOR THE POSTING OF A SURETY BOND, THE DETAILS OF WHICH WILL BE PROVIDED BY BROADRIDGE. PLEASE NOTE THAT THIS FORM STILL MUST BE COMPLETED AND REMITTED ALONG WITH YOUR REPLACEMENT FORMS, BOND FEE AND ANY ADDITIONAL CERTIFICATES THAT MAY BE IN YOUR POSSESSION.

❷ PLEASE INDICATE IN THIS SECTION THE TOTAL AMOUNT OF SHARES OWNED BY YOU.

❸ IN THE BOX MARKED "ELECTION OPTIONS" INDICATE WHETHER YOU WOULD LIKE TO RECEIVE FOR YOUR SHARES ONLY SHARES OF HOLDINGS COMMON STOCK, ONLY CASH, A COMBINATION OF SHARES OF HOLDINGS COMMON STOCK AND CASH OR "NO ELECTION". MARK ONLY ONE SELECTION IN THIS BOX. ANY ELECTION MAY BE REVOKED OR CHANGED BY WRITTEN NOTICE FROM THE PERSON SUBMITTING SUCH FORM TO THE EXCHANGE AGENT, BUT TO BE EFFECTIVE SUCH NOTICE MUST BE RECEIVED BY THE EXCHANGE AGENT AT OR PRIOR TO THE ELECTION DEADLINE.

❹ CERTIFICATION OF YOUR TAX ID NUMBER IS REQUIRED IN ORDER TO PREVENT WITHHOLDING FROM YOUR ENTITLEMENT PROCEEDS. **YOU MUST FILL OUT, SIGN AND DATE THIS SUBSTITUTE FORM W-9 (OR SUBMIT AN APPLICABLE FORM W-8, AS APPLICABLE), OTHERWISE YOUR TRANSMITTAL AND ACCOMPANYING DOCUMENTS WILL BE RETURNED TO YOU FOR COMPLETION. PLEASE SEE THE ATTACHED ADDITIONAL INSTRUCTIONS FOR MORE INFORMATION.**

❺ **THIS SECTION MUST BE SIGNED AND DATED BY ALL REGISTERED OWNERS, OTHERWISE YOUR TRANSMITTAL AND ACCOMPANYING DOCUMENTS WILL BE RETURNED TO YOU FOR COMPLETION.**

❻ THIS SECTION SHOULD BE COMPLETED AND SIGNED IF YOU WANT YOUR ENTITLEMENT TO BE ISSUED IN ANOTHER NAME. **A MEDALLION SIGNATURE GUARANTEE WILL BE REQUIRED** (I.E. SIGNATURE IS GUARANTEED BY A BANK, BROKER OR OTHER FINANCIAL INSTITUTION THAT IS A MEMBER OF A SECURITIES TRANSFER ASSOCIATION-APPROVED MEDALLION PROGRAM SUCH AS STAMP, SEMP OR MSP).

❼ THIS SECTION SHOULD BE COMPLETED OR SIGNED IF YOU WANT YOUR ENTITLEMENT TO BE MAILED TO AN ALTERNATIVE ADDRESS THAT IS DIFFERENT THAN YOUR ADDRESS IN THE ACCOUNT REGISTRATION SECTION. **A MEDALLION SIGNATURE WILL BE REQUIRED** (I.E. SIGNATURE IS GUARANTEED BY A BANK, BROKER OR OTHER FINANCIAL INSTITUTION THAT IS A MEMBER OF A SECURITIES TRANSFER ASSOCIATION-APPROVED MEDALLION PROGRAM SUCH AS STAMP, SEMP OR MSP).

You must submit your original certificates with this Letter of Transmittal. If you are not in possession of your certificates, please see Instruction #1 of the accompanying instructions for completing the letter of transmittal. You do not need to sign the back of the certificates. Shares held in Book-entry and Plan form are un-certificated and need not be submitted (although this Letter of Transmittal must still be completed).

4 SUBSTITUTE FORM W-9
REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION

THIS SUBSTITUTE FORM W-9 MUST BE FILLED OUT AND SIGNED
PRINT YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER HERE

____ ____ ____ ____ ____ ____ ____ ____ ____

Under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer identification number; (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; (3) I am a U.S. Citizen or other U.S. Person and (4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions - You must cross out Item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

Signature: ____________________ **Date:** __________

NOTE: Certain stockholders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange/Paying Agent that a foreign person qualifies as an exempt recipient, such stockholder(s) must submit a statement, signed under penalties of perjury, attesting to that person's exempt status, on an appropriate and properly completed Form W-8, or successor form. Such forms can be obtained from the Exchange/Paying Agent.

IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER, WRITE "APPLIED FOR" IN THE SUBSTITUTE FORM W-9 ABOVE, AND COMPLETE AND SIGN BOTH THIS CERTIFICATION AND THE SUBSTITUTE FORM W-9.

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, a percentage (currently 28 percent) of all reportable cash payments made to me will be withheld until I provide a number and such retained amounts will be remitted to the Internal Revenue Service as backup withholding.

Signature: ____________________ **Date:** __________

5 THIS LETTER OF TRANSMITTAL MUST BE SIGNED BY ALL REGISTERED OWNERS

Each registered owner must sign here exactly as the name(s) appear(s) in the account registration. If all registered owners have signed this Letter of Transmittal, no endorsements of certificates or separate stock powers are required.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, it must be so indicated and proper evidence of authority, satisfactory to Broadridge, must be submitted.

THE UNDERSIGNED REPRESENTS THAT I (WE) HAVE FULL AUTHORITY TO SURRENDER WITHOUT RESTRICTION THE CERTIFICATE(S) ENCLOSED HEREIN.

Signature: ____________________

Signature: ____________________

Date: ____________________

Telephone No. (Required): ____________________

E-mail Address: ____________________

Place Medallion Stamp Here

6 SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS

To be completed ONLY if issuance/payment is to be made in a name other than that shown in the Account Registration section on the reverse side of this form. **Please note: an appropriate Form W-9 or Form W-8, as applicable, must also be completed for the person receiving the issuance/payment.** You may obtain such forms by contacting the agent at the number listed on the reverse side.

If you have completed this section, your signature on the face of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

ISSUE TO:

NAME: ____________________

ADDRESS: ____________________

____

____

SOCIAL SECURITY OR TAXPAYER ID NUMBER OF RECIPIENT:

7 SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if delivery is to be made to someone other than the registered holder(s), or to such registered holder(s) at an address other than that shown on the reverse side.

If you have completed this section, your signature on the face this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

MAIL TO:

NAME: ____________________

ADDRESS: ____________________

____

____

PLEASE CHECK THIS BOX IF THIS IS A PERMANENT CHANGE OF ADDRESS ☐

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by Broadridge or the issuer and such determination shall be final and binding. Broadridge or the issuer reserves the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

If your certificates are registered in different names, a separate Letter of Transmittal must be submitted for each registration. Additional Letters of Transmittal can be obtained by accessing or by contacting Broadridge at the number listed on the reverse side.

If payment for securities is to be made to any person other than the registered holder(s), or if surrendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, any stock transfer taxes payable as a result of the transfer to such person (whether imposed on the registered holder(s) or such person) shall be paid prior to the submission of this Letter of Transmittal. Broadridge reserves the right to deduct the amount of such taxes from the payment, if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted.

If the Letter of Transmittal is signed by a person other than the registered owner (e.g., where the shares have been assigned), the Letter of Transmittal must be accompanied by a stock power guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.